Exhibit 99.1
Covanta Enters Agreement to Sell its Interest in Quezon Project
MORRISTOWN, NJ, December 13, 2010 — Covanta Holding Corporation (NYSE:CVA) (the “Company” or “Covanta”), today announced that it has agreed to sell all of its interests in the Quezon coal-fired electric generation facility located in the Philippines to Electricity Generating PCL (“EGCO”) for a price of approximately $215 million in cash. EGCO is a current partner in the Quezon project and we expect the transaction to close in the first quarter of 2011, subject to customary approvals and closing conditions.
In June of this year, Covanta announced plans to sell its equity interests in four fossil fuel facilities in the Philippines, India and Bangladesh. Quezon is the first sale from that effort and represents a significant majority of the value of these non-core assets. Commenting on the transaction, Anthony Orlando, Covanta’s President and CEO stated that, “We are pleased to be selling our interest in Quezon to our partner in the venture, EGCO. Quezon is a world-class asset and the valuation reflects its strong potential going forward.”
The Quezon assets being sold consist of the Company’s entire interest in Covanta Philippines Operating, Inc., which provides operation and maintenance services to the facility, as well as its approximately 27% ownership interest in the project company, Quezon Power, Inc. (“QPI”). The sale is expected to generate a one-time after tax book gain of approximately $140 million at closing. For the twelve months ended September 30, 2010, Quezon’s contribution to Covanta’s consolidated results was: $2.8 million of revenue, $19.5 million of Adjusted EBITDA, $15.9 million in Free Cash Flow and $0.12 of diluted earnings per share1.
Speaking about intended uses of the proceeds, Sanjiv Khattri, Covanta’s EVP and CFO stated that, “Consistent with our June announcement regarding capital allocation and return of capital to shareholders, we anticipate using all of the sale proceeds that can be repatriated tax efficiently to return capital to our shareholders; we estimate this amount to be in excess of $100 million.”
Discussions with prospective buyers for the three remaining assets in India and Bangladesh continue. The Company is committed to achieving a fair valuation and plans to retain any or all of them if fair value cannot be achieved in a timely manner.
Citi has been retained to assist in the sale of the non-core assets.

About Covanta
Covanta Holding Corporation (NYSE:CVA) is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 44 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into more than 9 million megawatt hours of clean renewable electricity and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.
About EGCO
Electricity Generating PCL (“EGCO”) was the first independent power producer in Thailand. EGCO is currently considered to be one of the premier independent power companies in Southeast Asia with a range of power generation facilities under management and extensive operation, maintenance and related power plant services capabilities. The Company’s portfolio is comprised of power generation assets with gross capacity of 7,300 MW. These facilities are situated in Thailand, the Philippines, and Laos PDR. EGCO’s fleet has a fuel mix comprised of natural gas, coal, hydropower, biomass and solar. For more information on the group, please visit our website at egco.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully close its announced or planned acquisitions or projects in development and those factors, risks and uncertainties that are described in securities filings by Covanta with the SEC. Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contacts

Marisa F. Jacobs
Vice President, Investor Relations
862-345-5285
James Regan
Associate, Media Relations and Corporate Communications
862-345-5216

Consolidated Quezon	Exhibit 1
Reconciliation of Net Income to Adjusted EBITDA

Twelve Months Ended
September 30, 2010
(Unaudited, in millions)

Net Income	$18.8

Income Tax Expense	1.0
Investment Income	(0.3)

Total Adjustments	0.7

Adjusted EBITDA	$19.5

Consolidated Quezon	Exhibit 2
Reconciliation of Cash Flow Provided by Operating Activities to Adjusted EBITDA

Twelve Months Ended
September 30, 2010
(Unaudited, in millions)

Cash Flow Provided by Operating Activities	$15.9

Non-Cash Equity Earnings	5.1
All Other	(1.5)

Total Adjustments	3.6

Adjusted EBITDA	$19.5

Consolidated Quezon	Exhibit 3
Reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow

Twelve Months Ended
September 30, 2010
(Unaudited, in millions)

Cash Flow Provided by Operating Activities	$15.9

Total Adjustments	0.0

Free Cash Flow	$15.9

Footnote 1
Discussion of Non-GAAP Financial Measures
We use a number of different financial measures, both United States generally accepted accounting principles (“GAAP”) and non-GAAP, in assessing the overall performance of our business. To supplement our results prepared in accordance with GAAP, we use the measures of Adjusted EBITDA and Free Cash Flow, which are non-GAAP measures as defined by the Securities and Exchange Commission. The non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow as described below, and used in the tables above, are not intended as a substitute or as an alternative to net income or cash flow provided by operating activities as indicators of our performance or liquidity or any other measures of performance or liquidity derived in accordance with GAAP. In addition, our non-GAAP financial measures may be different from non-GAAP measures used by other companies, limiting their usefulness for comparison purposes.
The presentations of Adjusted EBITDA and Free Cash flow are intended to enhance the usefulness of our financial information by providing measures which management internally use to assess and evaluate the overall performance of its business and those of possible acquisition candidates, and highlight trends in the overall business.
Adjusted EBITDA
We use Adjusted EBITDA to provide further information that is useful to an understanding of the financial covenants contained in the credit facilities of our most significant subsidiary, Covanta Energy, and as additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. The calculation of Adjusted EBITDA is based on the definition in Covanta Energy’s credit facilities, which we have guaranteed. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, as adjusted for additional items subtracted from or added to net income. Because our business is substantially comprised of that of Covanta Energy, our financial performance is substantially similar to that of Covanta Energy. For this reason, and in order to avoid use of multiple financial measures which are not all from the same entity, the calculation of Adjusted EBITDA and other financial measures presented herein are ours, measured on a consolidated basis.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Adjusted EBITDA for the twelve months ended September 30, 2010, reconciled to net income and cash flow provided by operating activities, which are believed to be the most directly comparable measures under GAAP.

Free Cash Flow
Free Cash Flow is defined as cash flow provided by operating activities less maintenance capital expenditures, which are capital expenditures primarily to maintain our existing facilities. We use the non-GAAP measure of Free Cash Flow as a criterion of liquidity and performance-based components of employee compensation. We use Free Cash Flow as a measure of liquidity to determine amounts we can reinvest in our businesses, such as amounts available to make acquisitions, invest in construction of new projects or make principal payments on debt.
In order to provide a meaningful basis for comparison, we are providing information with respect to our Free Cash Flow for the twelve months ended September 30, 2010, reconciled to cash flow provided by operating activities, which we believe to be the most directly comparable measure under GAAP.